Exhibit 2

Company Name	Company Number	Report Name	Report End Date	Currency	Notes
Greenstone Mangement Services Holdings Limited (United Kingdom)	08014359	Report of Payments to Governments	12/31/2023	USD

Greenstone Management Services Holdings (UK) has prepared the following report on Payments to Governments in accordance with the Reports on Payments to Government Regulations 2014 (2014/3209) and amended by the Reports on Payments to Governments (Amendments) Regulations 2015 (2015/1928). This is the third report on Payments to Governments submitted in the UK and is for the financial year ended 31 December 2023.

Government	Country Code	Payment Type	Amount	Unit Measure	Volume	Valuation Method	Notes
Zimbabwe Revenue Authority	ZWE	Tax	10,414,485	0	0	0

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 8,015,603) and Zimbabwean Dollar ("ZWD") (ZWD 9,897,899,013).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 4,125.75 (USD:ZWD) for the year reported on.

Zimbabwe Revenue Authority	ZWE	Royalties	7,614,571	0	0	0

All amounts are stated in United States Dollar ("USD"):
**  Royalties payments were made in in both USD (USD 4,572,149) and ZWD (ZWD 11,757,785,513).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe  (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:3,864.61 (USD:ZWD) for the year reported on.

National Indigenisation and Economic Empowerment Fund	ZWE	Dividends	-	0	0	0	All amounts are stated and paid in United States Dollar ("USD").
South African Revenue Authority	ZAF	Tax	229,464	0	0	0

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 4,252,416).  Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.53 (USD:ZAR) for the year reported on.

Government	Country Code	Amount	Notes
Zimbabwe Revenue Authority	ZWE	18,029,056

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 8,015,603) and Zimbabwean Dollar ("ZWD") (ZWD 9,897,899,013).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 4,125.75 (USD:ZWD) for the year reported on.
**  Royalties payments were made in in both USD (USD 4,572,149) and ZWD (ZWD 11,757,785,513).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe  (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:3,864.61 (USD:ZWD) for the year reported on.

National Indigenisation and Economic Empowerment Fund	ZWE	-	All amounts are stated and paid in United States Dollar ("USD").
South African Revenue Authority	ZAF	229,464

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 4,252,416).  Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.53 (USD:ZAR) for the year reported on.

Project Name	Project Code	Payment Type	Amount	Unit Measure	Volume	Valuation Method	Country Code List	Notes	Extraction Method
Blanket Mine	ZWE001	Tax	9,575,226	0	0	0	ZWE

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 7,040,718) and Zimbabwean Dollar ("ZWD") (ZWD 9,841,097,138).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 4,171.73 (USD:ZWD) for the year reported on.

									Underground Mining
Blanket Mine	ZWE001	Royalties	7,317,339	0	0	0	ZWE

All amounts are stated in United States Dollar ("USD"):
**  Royalties payments were made in in both USD (USD 4,390,403) and ZWD (ZWD 11,193,868,653).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:3,824.43 (USD:ZWD) for the year reported on.

									Underground Mining
Blanket Mine	ZWE001	Dividends	0	0	0	0	ZWE	All amounts are stated and paid in United States Dollar ("USD").	Underground Mining
Caledonia Holding Zimbabwe	ZWE002	Tax	600,000	0	0	0	ZWE	All amounts are stated and paid in United States Dollar ("USD").
Caledonia Holding Zimbabwe	ZWE002	Royalties	297,233	0	0	0	ZWE

All amounts are stated in United States Dollar ("USD"):
**  Royalties payments were made in in both USD (USD 181,745) and ZWD (ZWD 563,916,860).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe  (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:4,882.93 (USD:ZWD) for the year reported on.

									Open pit
Bilboes Holdings	ZWE003	Tax	239,258	0	0	0	ZWE

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 199,376) and Zimbabwean Dollar ("ZWD") (ZWD 56,801,874).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe      (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 1,418.15 (USD:ZWD) for the year reported on.

									Open pit
Caledonia Mining South Africa	SA001	Tax	229,464	0	0	0	ZAF

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 4,252,416).  Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.53 (USD:ZAR) for the year reported on.

Project Name	Project Code	Amount	Notes
Blanket Mine	ZWE001	16,892,565

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 7,040,718) and Zimbabwean Dollar ("ZWD") (ZWD 9,841,097,138).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 4,171.73 (USD:ZWD) for the year reported on.
**  Royalties payments were made in in both USD (USD 4,390,403) and ZWD (ZWD 11,193,868,653).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:3,824.43 (USD:ZWD) for the year reported on.
*** Dividend payments were made in USD.

Caledonia Holding Zimbabwe	ZWE002	897,233

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in USD.
** Royalties payments were made in in both USD (USD 181,745) and ZWD (ZWD 563,916,860).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe  (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1:4,882.93 (USD:ZWD) for the year reported on.

Bilboes Holdings	ZWE003	239,258

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in both USD (USD 199,376) and Zimbabwean Dollar ("ZWD") (ZWD 56,801,874).  Payments made in ZWD were converted from ZWD to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Zimbabwe (https://www.rbz.co.zw/index.php/research/markets/exchange-rates). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 1,418.15 (USD:ZWD) for the year reported on.

Caledonia Mining South Africa	SA001	229,464

All amounts are stated in United States Dollar ("USD"):
* Taxes payments were made in South African Rand {"ZAR") (ZAR 4,252,416).  Payments made in ZAR were converted from ZAR to USD by using the spot exchange rate on the payment date as obtained from the Reserve Bank of Sout Africa (https://www.resbank.co.za/en/home/what-we-do/statistics/key-statistics/selected-historical-ratess). Numerous payments were made throughout the year and the weighted average spot conversion rate applied on each payment date averaged out to 1: 18.53 (USD:ZAR) for the year reported on.